EXHIBIT 10.11
                                                                       EXHIBIT B

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                        FIBREBOARD ASBESTOS COMPENSATION
                                TRUST AGREEMENT
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                               TABLE OF CONTENTS

                                                                           Page

     ARTICLE I     DEFINITIONS .........................................     1

     ARTICLE II    DECLARATION OF TRUST .................................    1
                   2.1     Name .........................................    1
                   2.2     Purposes .....................................    1
                   2.3     Transfer of Assets ...........................    2
                   2.4     Acceptance of Assets and Assumption of
                           Liabilities ..................................    2
                   2.5     Maintenance of Trustor Privileges and
                           Confidences ..................................    2

     ARTICLE III   POWERS; TRUST ADMINISTRATION .........................    3
                   3.1     Powers .......................................    3
                   3.2     Administration ...............................   10
                   3.3     Actions by Trustors ..........................   14
                   3.4     Protection of Confidential Information from
                           Disclosure to the Beneficiaries ..............   14

     ARTICLE IV    FUNDS, PAYMENTS AND INVESTMENTS ......................   14
                   4.1     Funds ........................................   14
                   4.2     Payments .....................................   16
                   4.3     Investments ..................................   16
                   4.4     Source of Payments ...........................   20

     ARTICLE V     TRUSTEES .............................................   21
                   5.1     Number .......................................   21
                   5.2     Term of Service ..............................   21
                   5.3     Appointment of Successor Trustees ............   22
                   5.4     Liability of Trustees, Officers and Employees    23
                   5.5     Compensation and Expenses of Trustees ........   23
                   5.6     Indemnification of Trustees, Officers and
                           Employees ....................................   24
                   5.7     Trustees' Employment of Experts ..............   24

     ARTICLE VI    SELECT COUNSEL FOR THE BENEFICIARIES ................   25
                   6.1     Formation; Duties ............................   25
                   6.2     Term of Office ...............................   26
                   6.3     Appointment of Successor .....................   26

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                   6.4     Compensation, Expenses and Liability of SCB
                           Members ......................................   27
                   6.5     Resolution of Disputes Involving Approval of
                           the Select Counsel for the Beneficiaries .....   28

     ARTICLE VII   GENERAL PROVISIONS ...................................   29
                   7.1     Irrevocability ...............................   29
                   7.2     Termination ..................................   29
                   7.3     Amendments ...................................   30
                   7.4     Severability .................................   30
                   7.5     Notices ......................................   31
                   7.6     Counterparts .................................   31
                   7.7     Successors and Assigns .......................   31
                   7.8     No Waiver ....................................   32
                   7.9     Headings; Section References .................   32
                   7.10    Governing Law ................................   32
                   7.11    Dispute Resolution ...........................   33
                   7.12    Enforcement and Administration ...............   33
                   7.13    Settlement of Trustees' Accounts .............   33
                   7.14    No Bond Required .............................   33
                   7.15    Service of Process ...........................   34
                   7.16    Lawsuits Against Trustors ....................   34
                   7.17    No Disqualification of SCB ...................   35
                   7.18    Initial Trustee; Powers ......................   35

                                     - ii -


                        FIBREBOARD ASBESTOS COMPENSATION
                                TRUST AGREEMENT


          Trust Agreement ("Trust Agreement") dated as of December 23, 1993,

among Continental, CNA Casualty, Columbia, Pacific, and Fibreboard Corporation,

as Trustors and Francis McGovern, as Initial Trustee as provided in Section

7.18.

          NOW, THEREFORE, THIS TRUST AGREEMENT WITNESSETH AND IT IS HEREBY

DECLARED as follows:


                                   ARTICLE I

                                  DEFINITIONS

          1.1  Capitalized terms used in this Trust Agreement are defined herein or in the Glossary.


                                   ARTICLE II

                              DECLARATION OF TRUST

          2.1  Name.  The Trust shall be known as the "Fibreboard Asbestos
               ----

Compensation Trust," and the Trustees may transact the business and affairs of the Trust in that name.

          2.2  Purposes.  The purposes of the Trust are:
               --------

               (a)  to use the assets in the Trust Estate efficiently to deliver fair and equitable compensation to all qualified Beneficiaries consistent with

Trust resources, without overpaying or underpaying any Beneficiary and with settlement to be preferred

                                     - 1 -


over mediation, mediation to be preferred over arbitration, and arbitration to be preferred over resort to the tort system, all pursuant to the provisions of this Trust Agreement and the Trust Distribution Process;

               (b)  to enhance and preserve the Trust Estate;

               (c)  otherwise to carry out the provisions of this Trust

Agreement and the Trust Distribution Process.

          2.3  Transfer of Assets.  On the date of Global Approval Judgment, the
               ------------------

Trustors shall transfer and assign to the Trust the amounts provided for in

Section 2.3(B) of the Global Settlement Agreement, having heretofore taken any and all steps necessary and prerequisite to such transfer.

          2.4  Acceptance of Assets and Assumption of Liabilities.  In
               --------------------------------------------------

connection with and in furtherance of its purposes, and subject to Section 5.4,

the Trustees hereby agree to accept on behalf of the Trust the transfer of the assets described in Section 2.3 above and hereby further expressly agree on behalf of the Trust to assume liability or undertake responsibility for all

Class Member Claims and those Third Party Claims for which the Trust is responsible under the Global Settlement Agreement and Trust Distribution

Process.  Except as otherwise provided in the Trust Distribution Process, the

Trust shall have all defenses, cross claims, and rights to liens, offsets and recoupment that Fibreboard or any other Trustor would have had under applicable law with respect to the Class Member Claims and Third Party Claims to be assumed by the Trust.

          2.5  Maintenance of Trustor Privileges and Confidences.  The Trust
               -------------------------------------------------

shall maintain as privileged and confidential all information expressly designated as such

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which is provided to it by or on behalf of Fibreboard Corporation or any other

Trustor, including without limitation information relating to Fibreboard's products and their distribution, the history of the conduct of Fibreboard's or any other Trustor's business, and Fibreboard's or any other Trustor's defenses and the history of Fibreboard's settlements in asbestos-related personal injury lawsuits.  The Trust will not waive the privileged and confidential status of such information without the prior written consent of the Trustor which designated such information privileged and confidential.  The Trust shall promptly upon receipt of any subpoena or other formal request for such information notify the Trustor which designated such information as privileged or confidential.


                                  ARTICLE III

                          POWERS; TRUST ADMINISTRATION

          3.1  Powers.
               ------

               (a)  Subject to the limitations set forth in this Trust Agreement and the Trust Distribution Process, the Trustees shall have the powers to take any and all actions as in the judgment of the Trustees are necessary or convenient to effectuate the purposes of the Trust, including, without limitation, each power expressly granted in Subsection (b) below and any power reasonably incidental thereto.  Unless otherwise specified in this Trust

Agreement or the Trust Distribution Process, the Trustees may act by the vote of a majority.  All actions by the Trustees shall be taken at a meeting (which may be by conference telephone call at which all participants may hear, and be heard by,

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each other) of all Trustees or by unanimous written consent that a particular action may be taken without a meeting; provided, however, that any such meeting at which at least two Trustees are present shall be deemed to satisfy the requirement of this sentence if notice of such meeting was given to all Trustees not less than five business days' prior thereto, or if all Trustees have executed, at or prior to such meeting, a waiver of such notice, and all Trustees are given the opportunity to participate in person or by such a conference telephone call.

               (1)  The following actions may be taken only with the unanimous consent of the Trustees:

                    (i)  Joining in, engaging in or disengaging from an Other

          Claims Resolution Facility pursuant to Section 3.1(b)(iii), except that this action shall also require SCB approval.

                    (ii)  Appointment or removal of the chief executive officer,

          chief financial officer or general counsel pursuant to Section

          3.1(b)(ix).

                    (iii)  Taking of structural or other actions to minimize tax on the Trust Estate pursuant to Section 3.2(b)(iv), except that this action shall also require SCB approval.

                    (iv)  Approval of annual and quarterly financial statements of the Trust pursuant to Sections 3.2(c)(i) and (ii); provided,

          however, that after a good faith effort to act unanimously, a majority of the Trustees may grant approval in a writing that shall include either comments of the Trustee who did not join in the approval reflecting the reasons for his or

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          her failure to join in the approval or, if such Trustee is not willing to provide such comments, comments from the other Trustee or Trustees reflecting their understanding as to such reasons.

                    (v)  Approval of reports of claims dispositions pursuant to

          Section 3.2(c)(iii); provided, however, that after a good faith effort to act unanimously, a majority of the Trustees may grant approval in a writing that shall include either comments of the Trustee who did not join in the approval reflecting the reasons for his or her failure to join in the approval or, if such Trustee is not willing to provide such comments, comments from the other Trustee or Trustees reflecting their understanding as to such reasons.

                    (vi)  Approval of budgets and cash flow projections pursuant to Section 3.2(d); provided, however, that after a good faith effort to act unanimously, a majority of the Trustees may grant approval in a writing that shall include either comments of the Trustee who did not join in the approval reflecting the reasons for his or her failure to join in the approval or, if such Trustee is not willing to provide such comments, comments from the other Trustee or Trustees reflecting their understanding as to such reasons.

                    (vii)  Amendment or waiver of the Trust Agreement other than

          Sections 2.2, 2.3, 2.4, 2.5, 3.1, 3.2, 3.3, 4.1, 4.2, 4.3, 4.4, 5.1,

          5.2, 5.3, 5.4, 5.6, 5.7, 7.1, 7.2, 7.3, 7.4, 7.7, 7.8, 7.11, 7.12,

          7.13, 7.16, 7.17 and 7.18, except

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          that any amendment or waiver of any provision of Article VI shall also require SCB approval.

                    (viii)  Approval of the fixed cash payment for Expedited

          Review Claims pursuant to Trust Distribution Process Section B.2.

                    (ix)  Approval of additional categories of Expedited Review

          Claims pursuant to Trust Distribution Process Section B.2, except that this action shall also require SCB approval.

                    (x)  Elimination or suspension of the Expedited Review

          Option for one or more categories of Class Member Claims pursuant to

          Trust Distribution Process Section B.2.

                    (xi)  Increase in the amount distributable in any Fiscal

          Year from the Principal Amount to the Increased Principal Amount in

          accordance with Appendix 1 to the Trust Distribution Process.

                    (xii)  Amendment or waiver of Section B.6 of the Trust

          Distribution Process (but only as to the amounts referred to therein,

          and except that any such amendment or waiver shall also require SCB approval) or Section F.3.a of the Trust Distribution Process (provided that no such amendment or waiver can advance the time for any payments referred to therein for any Fiscal Year in which any of the Increased

          Principal Amount was utilized).

                    (xiii)  Permitting another Person to join in any claims

          resolution facility established pursuant to Section 3.1(b)(ii), except that this action shall also require SCB approval.

               (2)  The following actions shall require the approval of a majority of the Trustees and, unless the unanimous approval of the Trustees has been obtained, shall also require the approval of the SCB pursuant to

     Section 6.1:

                    (i)   Approval of the claim forms pursuant to Trust

          Distribution Process Section B.1.

                    (ii)  Approval of the Expedited Review Claim form pursuant to Trust Distribution Process Section B.2.

                    (iii)  Approval of form of release pursuant to Trust

          Distribution Process Section B.4.

                    (iv)  Requirement that Beneficiaries submit additional kinds of medical evidence in support of Class Member Claims pursuant to

          Trust Distribution Process Section B.4.

                    (v)  Selection of locations for mediations and arbitrations pursuant to Trust Distribution Process Section C.3.

               (3)  Any provision of the Trust Agreement, the Trust Distribution

     Process, or the Glossary not expressly described above in Sections

     3.1(a)(1) and (2) may be amended or waived with the unanimous approval of each of the Trustors and the Trustees, the approval of a majority of the

     SCB, and the approval of the Court, and not otherwise.

               (b)  Without limiting the generality of Subsection (a) above, the

Trustees shall have the power to:

                    (i)  receive and hold the Trust Estate, and invest monies

          held from time to time therein;

                    (ii)  establish, supervise and administer a Claims

          Resolution Facility;

                    (iii)  join in or with or engage an Other Claims Resolution

          Facility to reduce the costs of liquidating Class Member Claims and

          Third Party Claims;

                    (iv)  pay Trust Expenses, Class Member Claims and Third

          Party Claims Liquidated in accordance with the Trust Distribution

          Process;

                    (v)  borrow money and issue notes and other evidences of

          indebtedness (which notes or other evidences of indebtedness may exonerate the Trustees from personal liability with respect thereto)

          in the ordinary course of operations in order to finance the acquisition of equipment or to pay Trust Expenses; provided, however,

          that no such borrowing shall be for a term in excess of five years or for an amount in excess of $2 million outstanding at any time;

                    (vi)  take all actions contemplated hereunder with respect to the Funds of the Trust and establish such reserves and accounts within such Funds as may be useful in carrying out the purposes of the

          Trust;

                    (vii)  sue and be sued and participate, as a party or

          otherwise, in any judicial, administrative, arbitration or other proceeding, including, without limitation, in connection with any

          Claims Resolution Facility administered by or for the Trust;

                    (viii)  adopt and amend bylaws to govern the affairs of the

          Trust which are consistent with this Trust Agreement, the Trust

          Distribution Process and the Global Settlement Agreement;

                    (ix)  appoint such officers, including a chief executive

          officer, chief financial officer and general counsel, hire such employees and engage such legal, financial and other advisors and agents as the business of the Trust requires, pay the Trustees and the

          SCB subject to Sections 5.5 and 6.4 and pay such officers, employees,

          advisors and agents reasonable compensation;

                    (x)  enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the Trust (including, without limitation, engaging a

          Person to act as paying agent, depositary or custodian and pay such third parties reasonable compensation);

                    (xi)  enter into the indemnification agreements referred to in Sections 5.6, 6.4(c) and 7.16;

                    (xii)  enter into any contract or otherwise engage in any

          transaction with any Trustee or any Person affiliated with any

          Trustee,
          provided that such contract or such transaction is approved by the unanimous vote of the Trustees who are not parties to or otherwise involved in, and do not have an interest in, such contract or transaction; it being understood that the usual rules prohibiting fiduciaries from dealing with themselves as individuals or from dealing with respect to any matter in which they have a personal interest shall apply to the Trustees; and

                    (xiii)  make such elections and determinations with respect to taxes as are deemed by the Trustees to be useful in carrying out the purposes of the Trust.

               (c)  The Trustees shall not have the power to guarantee or assume, directly or indirectly, any debt or borrowings of other Persons.

          3.2  Administration.
               --------------

               (a)  The accounting period for the Trust shall be the Fiscal

Year.  The first Fiscal Year shall begin on the date of this Agreement and end on December 31 of the same year.  The Trust shall use the accrual method of accounting under generally accepted accounting principles.

               (b)  (i)  The Trustees shall timely file such income tax and other returns and statements, and shall provide for and pay such Trust taxes, as are required to comply with applicable provisions of the

          Internal Revenue Code and of any state or local law and the regulations promulgated thereunder.

                    (ii)  For federal income tax purposes, the Trustees and the

          Trustors intend that the Trust will be taxable either as a Qualified

          Settlement Fund or a Designated Settlement Fund.  Trustors agree to cooperate in providing such information or documents as the Trustees determine are useful for the preparation and filing of tax returns by the Trust.  Each of the Trustors agrees to do such other and further things as may be reasonably requested by the Trustees in connection with the tax affairs of the Trust which shall not result in any tax liability or other material liability to any of the Trustors.

                    (iii)  The Trustees are hereby designated as the

          "administrator" of the Qualified Settlement Fund or Designated

          Settlement Fund for federal income tax purposes within the meaning of

          Treasury Regulations section 1.468B-2(k)(3).  For federal income tax purposes, the taxable year of the Trust shall be the calendar year and the Trust shall use an accrual method of accounting.

                    (iv)  The Trustees are authorized to take such structural

          changes or other actions, as the Trustees deem prudent and appropriate in reducing or minimizing the effect of taxes on the Trust Estate,

          provided that such changes or actions do not result in any additional tax liability or other material liability to any of the Trustors or directly or indirectly amend any provision of this Agreement or the

          Trust Distribution Process that cannot be amended except pursuant to

          Section 3.1(a)(3).

               (c)  (i)  The Trustees shall cause to be prepared, and file with the Court, as soon as available and in any event within 90 days following the end of each Fiscal Year, an annual report containing financial statements of the Trust (including, without limitation, a balance sheet of the Trust as of the end of such Fiscal Year and a statement of operations for such Fiscal Year) audited by a nationally recognized firm of independent public accountants selected by the

          Trustees and certified by such firm.

                    (ii)  The Trustees shall cause to be prepared and file with the Court as soon as available and in any event within 45 days following the end of each of the first three quarters of each Fiscal

          Year, a quarterly report containing financial statements of the Trust

          (including, without limitation, an unaudited balance sheet of the

          Trust as of the end of such quarter and a statement of operations for such quarter), certified, subject to normal year-end adjustments

          (including without limitation as to consistency with the prior Fiscal

          Year's audited financial statements), by an appropriate officer of the

          Trust.

                    (iii)  Simultaneously with delivery of each set of financial statements referred to in Subsections (i) and (ii) above, the Trustees shall cause to be prepared, approve and file with the Court a report containing a summary (in reasonable detail) of the following information with respect to the period covered by the financial statement:

                    (1)  the number of Class Member Claims Liquidated;

                    (2)  the amount of investment income earned by the Trust and the fair market value of the assets of the Trust as of the last business day of the applicable accounting period;

                    (3)  the amount of Trust Expenses incurred by the Trust; and

                    (4)  a certification as to compliance with the Trust

          Agreement and Trust Distribution Process, specifically identifying any lack of compliance.

               (d)  The Trustees shall cause to be prepared and approve not later than 30 days nor more than 60 days prior to the commencement of each

     Fiscal Year annual budgets and cash flow projections for the next five years of the Trust and budgets and cash flow projections for the remaining life of the Trust.  The budgets and cash flow projections shall be based on the actual number and type of claims filed against the Trust, the income,

     expense and claims payment history of the Trust to date as well as projected trends in such items.

               (e)  A copy of all financial statements, reports, budgets and cash flow projections (including any general historical information upon which such budgets and projections are based) prepared by the Trustees pursuant to this Section 3.2 shall be delivered to the SCB and each of the

     Trustors or their successors and assigns at the time of filing with the

     Court or, if not filed with the Court, at the time such documents are prepared.  The Trustees shall petition the Court each year for approval of the annual
     financial statements and reports required by Section 3.2(c).  The SCB and any of the Trustors shall have standing to object to and be heard on such financial statements and reports.  The Trust will provide to any of the

     Insurers information which it may need in order to pursue any reinsurance claim.

          3.3  Actions by Trustors.  All actions by the Trustors shall be taken
               -------------------

by unanimous vote, unless otherwise provided to the contrary in this Trust

Agreement or the Trust Distribution Process.

           3.4  Protection of Confidential Information from Disclosure to the
                -------------------------------------------------------------

Beneficiaries.  Consistent with the purposes of the Trust, the Trustees have the
- -------------

authority and power to keep confidential from the Beneficiaries such information as the Trust may determine should be protected from disclosure in order to avoid prejudicing the Trust's position in negotiation, mediation, arbitration or litigation of claims presented to the Trust.  Nothing contained in this Section

3.4 shall affect the right of the SCB, the Trustees or the Trustors to receive any such confidential information, provided that they shall only use such confidential information for the purpose of conducting their activities in such capacities.


                                   ARTICLE IV

                        FUNDS, PAYMENTS AND INVESTMENTS

          4.1  Funds.
               -----

               (a)  There are hereby created within the Trust Estate three

Funds, Fund I, Fund II and Fund III.

               (b)  Fund I shall consist of all of the assets transferred to the

Trust (including all accrued interest) less $210,000,000 which will be segregated and allocated to Funds II and III.  The Trust shall invest the amounts in Fund I subject to the limitations set forth in Section 4.3.

               (c)  Fund II shall consist of $200,000,000 segregated from the assets transferred to the Trust.  The Trust shall invest the $200,000,000 subject to the limitations set forth in Section 4.3.  No payments of any kind may be made from Fund II until at least 21 years after Global Approval Judgment.

               (d)  Fund III shall consist of $10,000,000 segregated from the assets transferred to the Trust.  The Trust shall invest the $10,000,000,

subject to the limitations set forth in Section 4.3.  No payments of any kind may be made from Fund III until at least 41 years after Global Approval

Judgment.

               (e)  Subject to Section 2.2 hereof, the Trustees may, from time to time, create additional reserves and accounts (all of which shall remain part of the Fund from which such amounts were created) within the Trust Estate as they may deem necessary, prudent or useful in order to provide for the payment of Trust Expenses, Class Member Claims and Third Party Claims assumed by the

Trust, and may, with respect to any such reserve or account, restrict the use of monies therein.

               (f)  Any investment earnings received with respect to, or other proceeds of, any asset held within any Fund (including any reserve or account which is a part thereof) created hereby or pursuant hereto shall be credited to,

and shall be a part of, such Fund.

          4.2  Payments.  Payments of Trust Expenses, Class Member Claims and
               --------

Third Party Claims shall be made from Funds I, II and III and such other reserves or accounts as the Trustees may from time to time establish pursuant to

Section 4.1(e).  The maximum annual payments which may be made from such Funds for such Trust Expenses, Class Member Claims and Third Party Claims are set

forth in Section E of the Trust Distribution Process.

          4.3  Investments.  Investment of monies held in the Trust Estate shall
               -----------

be administered in the manner in which individuals of ordinary prudence,

discretion and judgment would act in the management of their own affairs with the goal of constructing a reasonably conservative portfolio which minimizes volatility.  The Trust shall retain at least two nationally recognized,

independent, professional investment advisers or managers to assist in investing the Trust Estate subject to the limitations contained in this Section 4.3.  The

Trust's investments shall be subject to each and every one of the following limitations and provisions, and, notwithstanding anything to the contrary in this Trust Agreement, the Trust shall not purchase or otherwise acquire the equity, debt obligations or other securities of, assets of, or any interest in any Person, or otherwise extend any credit to or make any investments in any

Person other than the investments described below ("Permitted Investments"):

               (a)  The Trust shall not (i) acquire, directly or indirectly, any equity interest in any Person if, immediately following such acquisition, the

Trust would hold more than 5% of the equity in such Person or business enterprise, or (ii) hold, directly or indirectly, more than 10% of the equity interest in any Person.

               (b)  The Trust may acquire and hold commercial paper if such commercial paper is rated "Prime-1" or higher by Moody's Investors Service, Inc.

("Moody's"), "A-1" or higher by Standard and Poor's Corporation ("S&P") or has been given an equivalent rating by another nationally recognized statistical rating agency.

               (c)  The Trust may acquire and hold other corporate debt

securities if such securities are rated "A1" or higher by Moody's, "A+" or higher by S&P, or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

               (d)  The Trust may acquire and hold equity securities

constituting preferred stock if such preferred stock is rated "a1" or higher by

Moody's, "A+" or higher by S&P or has been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

               (e)  The Trust shall not acquire or hold any equity securities of any Person unless such equity is in the form of securities which are traded on a national securities exchange in the United States or over the National

Association of Securities Dealers Automated Quotation System.

               (f)  The Trust may acquire and hold any equity securities

constituting common stock if the long-term debt securities of the issuer are rated "A1" or higher by Moody's, or "A+" or higher by S&P or have been given an equivalent rating by another nationally recognized statistical rating agency.

               (g)  The Trust may acquire and hold certificates of deposit issued by and bankers' acceptances of and interest bearing deposits with any

U.S. commercial
bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $1,000,000,000, if all publicly held long-term debt securities, if any, of such bank and the holding company, if any, of which such bank is a Subsidiary meet the standards set forth in Section 4.3(c).

               (h)  The Trust may acquire and hold repurchase obligations if (1)

in the opinion of the Trustees, they are adequately collateralized, (2) the collateral constitutes investment instruments that would otherwise constitute

Permitted Investments hereunder and (3) such obligations are entered into with either a nationally recognized investment banking firm or a commercial bank meeting the requirements set forth in Section 4.3(g).

               (i)  The Trust may acquire and hold marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency or instrumentality thereof.

               (j)  The Trust may acquire and hold marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof if such securities are rated

"A1" or higher by Moody's, "A+" or higher S&P, or have been given an equivalent rating by another nationally recognized statistical rating agency.

               (k)  The Trust may acquire and hold equity, bond, money market and other funds organized under the laws of the United States or any state thereof that invest solely in any of the foregoing investments permitted under

Sections 4.3(b) through (j).

               (l)  The Trust may enter into futures and options arrangements,

and interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements solely for the purposes of protecting against fluctuations in the principal of, or interest or currency exchange rates on, the

Trust's investments, provided that the net obligations of the Trust in respect thereof shall not exceed 5% of the Trust Estate at any time.

               (m)  The Trust shall not acquire or hold any obligations or securities denominated in a currency other than U.S. Dollars without substantially hedging against fluctuations in such currency, provided that the net obligations of the Trust in respect thereof shall not exceed 5% of the Trust

Estate at any time.

               (n)  The Trust shall not acquire or hold any equity, debt

securities or other instruments or obligations of any Person (other than debt securities or other debt instruments described in Section 4.3(i) or any fund described in Section 4.3(k) investing solely in the foregoing) if the aggregate market value of all equity, debt securities and other instruments and obligations of such Person held by the Trust would exceed 5% of the aggregate value of the Trust Estate.

               (o)  The Trust shall not (i) acquire any equity securities of any

Person if, following such acquisition, the aggregate market value of all equity securities held by the Trust would exceed 50% of the aggregate value of the

Trust Estate, or (ii) hold any equity securities to the extent that the aggregate market value of all equity
securities held by the Trust would exceed 60% of the aggregate value of the

Trust Estate.

               (p)  The Trust may acquire and hold mutual funds investing in

"baskets" of securities designed to track the performance of the S&P 500 stock index or the Lehman Brothers Aggregate Bond Index, provided that the aggregate obligations of the Trust in respect thereof, together with the aggregate market value of all equity securities held by the Trust, shall not exceed 60% of the aggregate value of the Trust Estate at any time.

               (q)  The Trust may acquire and hold investments of a type not permitted under Subsections (b)-(l) or (p) above in an aggregate amount not to exceed 5% of the aggregate value of the Trust Estate at any time.

          4.4  Source of Payments.  All Trust Expenses and payments in respect
               ------------------

of Class Member Claims and Third Party Claims shall be payable solely out of the

Trust Estate.  Neither the Trustees nor any officer, agent or employee of the

Trust nor any of the Trustors nor any of their Subsidiaries nor any Affiliate,

director, officer, employee or agent of the Trustors or any of their

Subsidiaries nor any member of the SCB shall be liable for the payment of any

Trust Expense, Class Member Claim or Third Party Claim or other liability of or on account of the Trust, and no Person shall look to any of the foregoing

Persons for payment of any such expense or liability.

                                   ARTICLE V

                                    TRUSTEES

          5.1  Number.  Prior to the appointment of the Trustees hereunder, the
               ------

provisions of Section 7.18 shall govern.  Thereafter, there shall be three

Trustees at all times (other than during the period contemplated by Section

5.3(b)), described as the Class A, B and C Trustees.  Each Trustee shall be an individual who has substantial professional experience related to one or more of the purposes of the Trust and who is able to devote the necessary time and resources to his or her duties hereunder, it being understood that whenever possible any person named to serve as a Trustee will have experience concerning asbestos litigation, although failure to have such experience will not in and of itself disqualify any Person from service as a Trustee.  No Trustee may simultaneously hold another office or position in the Trust.

          5.2  Term of Service.
               ---------------

               (a)  The initial term of the Class A, B and C Trustees are four,

five and six years, respectively.  Thereafter, each Trustee shall serve a five-

year term.  In each case the term of the Trustee shall be terminated upon death,

resignation pursuant to Subsection (b) below or removal pursuant to Subsection

(c) below.

               (b)  Any Trustee may resign at any time by written notice to each of the remaining Trustees.  Such notice shall specify a date when such resignation shall take effect, which shall not be less than 90 days after the date such notice is given unless all of the Persons entitled to appoint the resigning Trustee's successor under Section 5.3(a) consent to a different date.

               (c)  Any Trustee may be removed for cause by the Court upon application of any of the Trustors or a majority of the SCB.

               (d)  Any Trustee may be reappointed for additional terms.

               (e)  Any successor Trustee filling an unexpired term shall serve until the end of such term.

          5.3  Appointment of Successor Trustees.
               ---------------------------------

               (a)  In the event of a vacancy in the position of a Trustee, the vacancy shall be filled by the SCB in the case of a Class A or Class B Trustee or by the Trustors in the case of the Class C Trustee.

               (b)  If the SCB or the Trustors, as the case may be, fail to appoint a successor Trustee pursuant to Subsection (a) above who accepts such appointment in writing within 90 days after the occurrence of the vacancy in the position of a Trustee, the remaining Trustees shall apply to the Court, which shall appoint a successor Trustee or successor Trustees.  For a period of 10 days after the occurrence of the vacancy in the position of a Trustee, no vote on any action requiring the unanimous consent of the Trustees shall be permitted to occur.

               (c)  Immediately upon the appointment of any successor Trustee,

all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in and undertaken by the successor Trustee without any further act.  No successor Trustee shall be liable personally for any act or omission of his or her predecessor, or for any Trust act or omission which occurred prior to his or her
appointment, unless such act or omission is expressly ratified by the successor

Trustee after his or her appointment.

          5.4  Liability of Trustees, Officers and Employees.  No Trustee,
               ---------------------------------------------

officer or employee of the Trust shall be liable to the Trust, any Beneficiary or any other Person except for his own gross negligence or willful misconduct.

No Trustee, officer or employee of the Trust shall be liable for any act or omission of any other officer, agent or employee of the Trust unless the

Trustee, officer or employee acted with gross negligence or willful misconduct in the selection or retention of such officer, agent or employee.

          5.5  Compensation and Expenses of Trustees.
               -------------------------------------

               (a)  Each of the Trustees shall receive compensation from the

Trust for his or her services as Trustee in the amount of $100,000 per annum plus, after the first 12 days during which the Trustee has performed the services described below in this sentence, $1,000 per diem for each meeting of the Trustees or any committee or subcommittee thereof attended by such Trustee,

reduced proportionately to account for any fraction of a day spent on such duties in the case of any such meeting not attended in person, or for special duties performed by such Trustee on behalf of the Trust, reduced proportionately to account for any fraction of a day spent on such duties, and

$500 for each day of substantial travel in connection with attendance at any such meeting or performance of any such special duties.  Such compensation amounts shall be increased or decreased annually at the rate of the Consumer

Price Index for urban wage earners and clerical workers (U.S. City Average)

unadjusted for seasonal variation,
published by the Bureau of Labor Statistics of the United States Department of

Labor, or otherwise by the Trustees with the approval of the Court.  In the event that at any time the Trustees determine that the amount of time required to perform their duties as Trustees has substantially decreased, they shall in good faith determine whether a reduction in their compensation is warranted.

               (b)  All reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder shall be paid by the Trust or, if paid by a Trustee, shall be promptly reimbursed to such Trustee by the Trust.

          5.6  Indemnification of Trustees, Officers and Employees.  The
               ---------------------------------------------------

Trustees, officers and employees of the Trust shall be indemnified by the Trust to the fullest extent permitted under applicable law against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder, except any liability, expense, claim,

damage or loss as to which they are liable under Section 5.4.  The Trustees,

officers and employees of the Trust shall be entitled to advancement of attorneys' fees and expenses from the Trust for the purposes set forth in this

Section 5.6 to the fullest extent permitted under applicable law.

          5.7  Trustees' Employment of Experts.  The Trustees may, but shall not
               -------------------------------

be required to, consult with independent, outside counsel, accountants,

appraisers, investment bankers and other parties reasonably selected and determined in good faith by the Trustees to be qualified as experts on the matters submitted to them, except as otherwise expressly provided in this Trust

Agreement, and the opinion of any such
parties on any matters submitted to them by the Trustees shall be full and complete justification for any action taken or not taken by the Trustees hereunder in good faith and in reasonable reliance upon the written opinion of any such expert.


                                   ARTICLE VI

                      SELECT COUNSEL FOR THE BENEFICIARIES

          6.1  Formation; Duties.  The SCB shall consist of five lawyers chosen
               -----------------

to represent the interests of the Beneficiaries, and the initial four SCB lawyers shall be Joseph Rice; Joseph Cox; Harry Wartnick; and Steven Kazan.  The

fifth SCB lawyer shall be selected unanimously by the initial four lawyers on or before January 14, 1994.  If the initial four SCB members are unable to reach unanimous agreement on the identity of the fifth SCB member, the four SCB members shall appear in Court on January 17, 1994, and with the assistance of the Court, work day to day until agreement is reached.  In giving their approval or in acting pursuant to this Agreement the members of the SCB shall act in the best interest of the Beneficiaries and consistent with the purposes of the

Trust.  The SCB shall hold an annual meeting to which all lawyers who have submitted a Class Member Claim to the Trust during the past five years shall be invited and be entitled to be present.  The SCB shall give a report to the annual meeting describing the activities of the Trust for the prior year,

including any approvals given by the SCB pursuant to this Agreement and/or the

Trust Distribution Process and all matters on which the Trustees have indicated

that they intend to seek the approval of the SCB during the following year.  In giving approval to the Trustees, the SCB shall consider in good faith all recommendations made at such annual meeting. The

Trustees shall consult with the SCB on the implementation and administration of the Trust Distribution Process.  The Trustees may consult with the SCB on any matter affecting the Trust, and, as provided in Section 3.1(a), certain actions by the Trustees shall require the prior approval of the SCB.  All approvals of the SCB shall be by majority vote.

          6.2  Term of Office.
               --------------

               (a)  Each member of the SCB shall serve for the duration of the

Trust, subject to the earlier of his or her death, resignation, or removal.

               (b)  Subject to Section 6.3(a) hereof, any member of the SCB may resign at any time by written notice to each of the remaining members specifying the date when such resignation shall become effective.

               (c)  Any member of the SCB may be removed for cause by the

Court upon joint application of all of the other SCB members.

          6.3  Appointment of Successor.
               ------------------------

               (a)  A vacancy in the SCB caused by the resignation of an SCB member shall be filled with an individual nominated by the resigning SCB member and approved by the unanimous vote of all SCB members.  The resigning SCB member's resignation shall not be effective until such approval is obtained and the successor SCB member has accepted the appointment.

               (b)  In the event of a vacancy in the membership of the SCB other than one caused by resignation as aforesaid, the vacancy shall be filled by the unanimous vote of the remaining member(s) of the SCB.

          6.4  Compensation, Expenses and Liability of SCB Members.
               ---------------------------------------------------

               (a)  Each member of the SCB shall receive compensation from the

Trust for his or her services in the amount of $1,000 per diem for travel related to and attendance at the SCB meetings attended in person by such member,

and $1,000 per diem (adjusted proportionately to account for any fraction of a day spent on, or in travel in connection with, such duties) for work done by the members of the SCB (other than attending SCB meetings in person) in carrying out their duties and responsibilities under the Trust Agreement.  Such compensation shall be payable as determined the Trustees, but not less frequently than quarterly.  Such per diem amount shall be increased or decreased annually pro rata with the amount that the per diem for meetings paid to the Trustees is increased or decreased pursuant to Section 5.5.

               (b)  The reasonable out-of-pocket costs and expenses incurred by

SCB members in connection with the performance of their duties hereunder,

together with the reasonable fees and expenses of their counsel, shall be paid by the Trust or, if paid by a member of the SCB, shall be promptly reimbursed to such member by the Trust.

               (c)  Liability of SCB.  No present or former member of the SCB
                    ----------------

shall be liable to the Trust, any Beneficiary or any other Person except for his own gross negligence or willful misconduct.  All present or former members of the SCB shall be indemnified by the Trust to the fullest extent permitted under applicable law against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder or in serving as Class Counsel, except any liability, expense, claim, damage or loss as to which they are liable under this Section.

No present or former member of the SCB shall be liable personally for any act or omission of his or her predecessor, or for any act or omission of the SCB which occurred prior to his or her appointment, unless such act or omission is expressly ratified by such person after his or her appointment.  The present and former members of the SCB shall be entitled to advancement of attorneys' fees and expenses from the Trust for the purposes set forth in this subsection (c)

to the fullest extent permitted under applicable law.

          6.5  Resolution of Disputes Involving Approval of the Select Counsel

               for the Beneficiaries.
               ---------------------------------------------------------------

               (a)  Approval Procedures.  In any circumstance arising under this
                    -------------------

Trust Agreement or the Trust Distribution Process where the Trust makes a decision with respect to matters which require the approval of the SCB, the

Trust shall:

                    (i)  provide the SCB with reasonable access to experts

          retained by the Trust and to Trust staff during such time as the decision is being made;

                    (ii)  bring the proposed decision to the attention of the

          SCB; and

                    (iii)  unless the circumstances prevent, provide the SCB no fewer than 10 days to comment with respect to such proposed decision.

          In the event the SCB disagree with the Trust's decision, they shall express their view as fully as possible to the Trust and make such counterproposal as may be appropriate.  The Trust and the SCB shall thereupon consult in an effort to reach agreement.

               (b)  Approval in Writing.  The approval of the SCB, when required
                    -------------------

under the Trust Agreement or the Trust Distribution Process, must be in writing to be effective; provided, however, that in the event the SCB fails to approve or disapprove an action requiring SCB approval pursuant to Section 3.1(a) within

30 days of notice of proposed action by the Trust, the SCB shall be deemed to have approved such action.

               (c)  Access to Financial Information.  Subject to entry into an
                    -------------------------------

appropriate confidentiality agreement where applicable, the Trust shall make available to the SCB any investment banking or other financial, accounting or statistical information available to the Trust relating to issues to be discussed and/or as to which the approval of the SCB is required.


                                  ARTICLE VII

                               GENERAL PROVISIONS

          7.1  Irrevocability.  The Trust is irrevocable.
               --------------

          7.2  Termination.
               -----------

               (a)  The Trust shall terminate on the date (the "Termination

Date") which is the earlier of (1) the first date on which all Class Member

Claims and Third Party Claims filed with or against the Trust have been resolved, 24 consecutive months have elapsed during which no such claim has been filed with the Trust and approval of such termination by the Court has been obtained upon joint application of all of the Trustees and a majority of the

SCB; or (2) 21 years less 91 days pass after the death of the last survivor of any of the descendants of Joseph P. Kennedy living on the date hereof.

               (b)  On the Termination Date, after payment of all liabilities of the Trust have been provided for, the Trust shall be dissolved, and all of the

Trust's assets shall be applied to such charitable purposes as the Trustees in their reasonable discretion, after consultation with the SCB, shall determine,

which charitable purposes, if practicable, shall relate to occupational health.

          7.3  Amendments.
               ----------

               (a)  This Trust Agreement may only be amended or waived as provided in Section 3.1(a).  Thirty days' advance written notice of any proposed amendment or waiver shall be given to the SCB and the Trustors.

               (b)  The Trust Distribution Process may only be amended or waived as provided in Section 3.1(a) of this Trust Agreement and, where applicable,

Section H.7 of the Trust Distribution Process.  Thirty days' advance written notice of any proposed amendment or waiver of the Trust Distribution Process shall be given to the SCB, the Trustors and, where appropriate, the

Representative Defendant.

               (c)  The definitions used in this Trust Agreement or in the Trust

Distribution Process and contained in the Glossary may be amended or waived only if and in the same manner as the Section of this Trust Agreement or the Trust

Distribution Process in which such definition is used may be amended or waived.

          7.4  Severability.  Should any provision of this Trust Agreement or
               ------------

the Trust Distribution Process be determined to be unenforceable, such determination shall
in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement or the Trust Distribution Process.

          7.5  Notices.  Notices to Persons asserting claims shall be given at
               -------

the address of such Person, or, where applicable, such Person's legal representative, in each case as provided on such Person's proof of claim.  Any notices or other communications required or permitted hereunder shall be in writing and (a) delivered at, or sent by telex or telecopy to, the addresses designated in Section 8.13 of the Global Settlement Agreement or, in the case of the Trustees, the addresses provided by the Trustees to the Trust, the SCB and the Trustors, or (b) mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or to such other address or addresses as may hereafter be furnished by any of the Trustors, the Trust or the

Trustees or the SCB to the others.

          All such notices and communications shall be effective when delivered at the designated addresses or when the telex or telecopy communication is received at the designated addresses and confirmed by the recipient by return telex or telecopy in conformity with the provisions hereof.

          7.6  Counterparts.  This Trust Agreement may be executed in any number
               ------------

of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

          7.7  Successors and Assigns.  The provisions of this Trust Agreement
               ----------------------

shall be binding upon and inure to the benefit of the Trustors, the Trust, the

Trustees, the SCB and their respective successors and assigns, except that neither the Trustors nor
the Trust nor any Trustee, nor the SCB members may assign or otherwise transfer any of its, his or her rights or obligations under this Trust Agreement except,

in the case of the Trust and the Trustees, as contemplated by Section 7.2.

          7.8  No Waiver.  No failure to exercise or delay in exercising any
               ---------

right, power or privilege hereunder or under the Trust Distribution Process shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under the Trust Distribution Process preclude any further exercise thereof or of any other right, power or privilege.

The rights and remedies provided herein or in the Trust Distribution Process are cumulative and are not exclusive of rights under law or in equity.

          7.9  Headings; Section References.  The headings used in this Trust
               ----------------------------

Agreement and in the Trust Distribution Process are inserted for convenience only and neither constitute a portion of this Trust Agreement or the Trust

Distribution Process nor in any manner affect the construction of the provisions of this Trust Agreement or the Trust Distribution Process.  All references in this Trust Agreement or in the Trust Distribution Process to "Sections," unless otherwise expressly indicated, shall be deemed to refer to sections of the document in which such reference appears.

          7.10  Governing Law.  This Trust Agreement and the Trust Distribution
                -------------

Process shall be governed by, administered under and construed in accordance with, the laws of the State of Texas.

          7.11  Dispute Resolution.  Any disputes which arise under this Trust
                ------------------

Agreement or the Trust Distribution Process shall be resolved by the Court,

except as otherwise provided herein or in the Trust Distribution Process.

          7.12  Enforcement and Administration.  The provisions of this Trust
                ------------------------------

Agreement and the Trust Distribution Process shall be enforced and administered by the Court.

          7.13  Settlement of Trustees' Accounts.  Notwithstanding any state law
                --------------------------------

to the contrary, the Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees, whether such account is rendered by the

Trustees themselves or is sought by any Beneficiary or other Person.  The

Trustees shall render successive accounts covering periods of not more than one

Fiscal Year, commencing on the first completed Fiscal Year of the Trust or the last day of the prior accounting period, as the case may be, except that an account shall be rendered for the period ending on the date of the death,

resignation, removal or retirement of any Trustee.  Upon the acceptance of any such account by the Court after hearing on notice to the SCB, the Trustors and such other parties as the Court shall designate, the Trustees shall be discharged from any further liability or responsibility to any Beneficiary or other Person as to all matters embraced in such account.

          7.14  No Bond Required.  Notwithstanding any state law to the
                ----------------

contrary, each Trustee (including any successor Trustee) shall be exempt from giving any bond or other security in any jurisdiction.

          7.15  Service of Process.  Service of process upon any of the Trustees
                ------------------

in an action or proceeding under Sections 7.11, 7.12 or 7.13 shall be effective upon delivery to the address set forth in Section 7.5.  Successor Trustees, by acceptance of their appointment as such, shall be deemed to have approved this method of service.

          7.16  Lawsuits Against Trustors.  Except as provided in Section 2.4(a)
                -------------------------

of the Global Settlement Agreement as to Fibreboard Corporation, the Trust shall defend and indemnify the Fibreboard, Continental and Pacific Releasees against and hold them harmless from any costs, fees, claims, liabilities, settlements or judgments incurred or occurring after Global Approval Judgment and resulting,

directly or indirectly, from the assertion against any of them of any Class

Member Claim or Third Party Claim.  This obligation shall include without limitation any such claim to the extent that, after Global Approval Judgment,

that claim attacks the validity or enforceability of the Global Approval

Judgment, but shall exclude any Additional Policy Claims or Express Indemnity

Claims that are the subject of a waiver by the Insurers or Fibreboard under

Section 6.3(C) of the Global Settlement Agreement.  The defense of any such lawsuit will be tendered to the Trust and any defense costs or indemnity obligation will be paid by the Trust for so long as funds remain in Funds I, II and III.  The Trustors may, at their own expense, elect to participate with the

Trust in the defense of any such action or claim.  Amounts paid to or on behalf of the Fibreboard, Continental and Pacific Releasees pursuant to this Section shall not be limited in any manner, including by the provisions of Section E of the Trust Distribution Process.  The provisions of this

Section 7.16 shall only be applicable after Global Approval Judgment, subject to

Section 2.7(B) of the Global Settlement Agreement.

          7.17  No Disqualification of SCB.  No member of the SCB shall be
                --------------------------

disqualified solely by reason of his or her service as an SCB member from serving as counsel for any Class Member in connection with the submission of any

Class Member Claim to the Trust, nor shall service as such counsel be deemed to create a conflict of interest with respect to service to the Trust as an SCB member.  No SCB member shall take any action in his or her capacity as such that would prefer the interests of his or her clients over the interests of similarly situated Beneficiaries generally.

          7.18  Initial Trustee; Powers.  In the event that as of the date of
                -----------------------

execution of the Global Settlement Agreement, the Trustees have not been selected, then:

               (a)  On that date, the Trustors shall contribute $100 to the

Trust.  Francis McGovern shall be the sole initial trustee ("Initial Trustee").

The Initial Trustee shall have only the power to take those ministerial and administrative actions necessary or desirable to apply for a letter ruling from the Internal Revenue Service pursuant to Section 8.1 of the Global Settlement

Agreement and preserve the existence of the Trust until Trustees are appointed hereunder.  The Initial Trustee shall not have authority to make any discretionary decisions, waivers or amendments to the Trust Agreement.

               (b)  No later than January 14, 1994, the Trustors and the Class

Counsel (as defined in the Global Settlement Agreement) shall select three trustees, who shall be the original Class A, Class B and Class C Trustees (such persons, and their successors appointed pursuant to Section 5.3, being referred to as the "Trustees").

Trustors and Class Counsel have agreed to confer to attempt to reach joint agreement as to the selection of all three original Trustees.  If Trustors and

Class Counsel cannot agree, Class Counsel will unanimously select the Class A and B Trustees and Trustors will unanimously select the Class C Trustee.  Absent agreement among Class Counsel as to the selection of the Class A and B Trustees,

or among Trustors as to the selection of the Class C Trustee, all Class Counsel and/or all Trustors agree to appear in Court on January 17, 1994, and with the assistance of the Court, to work from day to day until agreement on the selection of the Trustee(s) for whom they are responsible is reached.  Upon acceptance of this Trust Agreement by the original Class A, Class B and Class C

Trustees, the Initial Trustee shall resign.

          IN WITNESS WHEREOF, the parties have executed this Trust Agreement on this 23rd day of December, 1993.


                                             TRUSTORS:

                                        FIBREBOARD CORPORATION


                                        By:         Michael R. Douglas
                                               -----------------------------

                                        Title: Senior V.P. & General Counsel
                                               -----------------------------

                                        COLUMBIA CASUALTY COMPANY


                                        By:         Laurens F. Terry
                                               -----------------------------

                                        Title: V.P. Continental Casualty Co.
                                               -----------------------------

                                        CONTINENTAL CASUALTY COMPANY


                                        By:           Laurens F. Terry
                                               -----------------------------

                                        Title:          Vice President
                                               -----------------------------

                                        CNA CASUALTY COMPANY OF
                                        CALIFORNIA


                                        By:           Laurens F. Terry
                                               -----------------------------

                                        Title:         Vice President
                                               -----------------------------

                                        PACIFIC INDEMNITY COMPANY


                                        By:            John J. Degnan
                                               -----------------------------

                                        Title:      Senior Vice President
                                               -----------------------------

                                        INITIAL TRUSTEE:


                                                  Francis McGovern
                                        ------------------------------------